SECURITIES AND EXCHANGE
                                   COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                NOVEMBER 4, 2002

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                              1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






                                Page 1 of 3 Pages

         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On November 1, 2002 registrant issued a press release entitled "Halliburton Revises Credit Rating Trigger."

         The text of the press release follows:

                    HALLIBURTON REVISES CREDIT RATING TRIGGER
                    -----------------------------------------

         Houston, Texas -- Halliburton (NYSE:HAL) announced today that it has amended its agreements with banks under which $260 million of letters of credit have been issued. The amended agreements remove the provision that previously allowed the banks to require collateralization if ratings of Halliburton debt fell below investment grade ratings. The revised agreements include provisions that require the company to maintain certain ratios of debt to total capital and of interest expense to total earnings before interest, taxes, depreciation and amortization.

         Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at http://www.halliburton.com.






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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  HALLIBURTON COMPANY




Date:     November 4, 2002        By: /s/ Susan S. Keith
                                     -------------------------------------------
                                          Susan S. Keith
                                          Vice President and Assistant Secretary






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